Exhibit 99.1

Revlon Announces Launch of Cash Tender Offer for Outstanding 9¾% Senior Secured Notes due 2015

NEW YORK--(BUSINESS WIRE)--January 29, 2013--Revlon, Inc. (NYSE: REV) today announced that its wholly-owned operating subsidiary, Revlon Consumer Products Corporation ("RCPC"), has commenced a cash tender offer (the "Tender Offer") to purchase any and all of its outstanding 9¾% Senior Secured Notes due 2015 (the "Notes") and a concurrent solicitation of consents to eliminate substantially all of the restrictive covenants and a number of events of default under the indenture governing the Notes. Holders who tender their Notes will be deemed to consent to all of the proposed amendments and holders may not deliver consents to the proposed amendments without tendering their Notes in the Tender Offer. The Tender Offer is described in an offer to purchase and consent solicitation statement, dated January 29, 2013 and related letter of transmittal (together the "Offering Materials," including any amendments or supplements to the foregoing). RCPC currently intends to redeem Notes not purchased in the Tender Offer. The Tender Offer is conditioned on, among other things, RCPC obtaining financing proceeds in an amount sufficient to effect the repurchase of the Notes validly tendered and accepted for purchase pursuant to the Tender Offer, including the payment of applicable consent fees, accrued interest and costs and expenses incurred in connection therewith.

Upon the terms and subject to the conditions described in the Offering Materials, RCPC is offering to purchase for cash the Notes below:

			Dollars per $1,000 Principal Amount of Notes
		Principal
	CUSIP	Amount	Tender Offer	Consent	Total
Title of Security	Number	Outstanding	Consideration	Payment	Consideration
9¾% Senior Secured Notes due 2015	761519BB2	$330,000,000	$1,024.50	$30.00	$1,054.50

The Tender Offer will expire at 11:59 p.m., New York City time, on February 26, 2013, or any other date and time to which we may extend the Tender Offer (the "Expiration Time"), unless earlier terminated. The consideration for each $1,000 principal amount of Notes validly tendered and accepted for purchase pursuant to the Tender Offer will be the tender offer consideration for the Notes set forth in the table above (the "Tender Offer Consideration").

Notes validly tendered in the Tender Offer at or prior to 11:59 p.m., New York City time, on February 7, 2013 and accepted for purchase will receive the total consideration set forth in the table above (the "Total Consideration") which is equal to the Tender Offer Consideration plus the consent payment set forth in the table above (the "Consent Payment"). Notes validly tendered in the Tender Offer after February 7, 2013, but at or prior to the Expiration Time and accepted for purchase will receive the Tender Offer Consideration, but not the Consent Payment. In addition, all Notes validly tendered in the Tender Offer at or prior to the Expiration Time and accepted for purchase will receive accrued and unpaid interest from the last interest payment date to, but not including, the payment date.

Payment for Notes that are validly tendered in the Tender Offer at or prior to 11:59 p.m., New York City time, on February 7, 2013 and accepted for purchase will be made promptly after February 7, 2013. Payment for Notes that are validly tendered in the Tender Offer after 11:59 p.m., New York City time, on February 7, 2013, but at or prior to the Expiration Time and accepted for purchase will be made promptly after the Expiration Time. No tenders of the Notes will be valid if submitted after the Expiration Time.

Tenders of the Notes may be withdrawn from the Tender Offer at any time at or prior to, but not after, 11:59 p.m., New York City time, on February 7, 2013.

RCPC intends to call for redemption any Notes not tendered in the Tender Offer.

Citigroup Global Markets Inc. is the sole dealer manager for the Tender Offer. U.S. Bank National Association has been retained to serve as the depositary and information agent. Persons with questions regarding the Tender Offer should contact Citigroup Global Markets Inc. at (toll-free) (800) 558-3745 or (collect) (212) 723-6106. Requests for copies of the Offering Materials and other related materials should be directed to U.S. Bank National Association at (toll-free) (800) 934-6802.

None of Revlon, RCPC or its affiliates, their respective boards of directors, the dealer manager, the depositary and information agent or the trustee for the Notes, makes any recommendation as to whether holders of the Notes should tender or refrain from tendering the Notes in the Tender Offer. This press release is neither an offer to purchase, nor a solicitation of an offer to sell, the Notes or any other securities. The Tender Offer is made only by the Offering Materials. The Tender Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offer is required to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of RCPC by the dealer manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Forward-Looking Statements

Statements made in this press release, which are not historical facts, including statements about the plans of Revlon, Inc. and RCPC (together, the "Company") and their strategies, focus, beliefs and expectations, are forward-looking. Forward-looking statements speak only as of the date they are made and, except for the Company's ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic, industry or cosmetics category conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the issuance of this press release. Such forward-looking statements include, without limitation, the Company's beliefs, expectations, focus and/or plans regarding future events, including as to RCPC's plans to conduct (i) certain refinancing transactions on a variety of terms and conditions; and (ii) an offer to purchase for cash any and all of RCPC's 9¾% Senior Secured Notes due 2015. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the Company's filings with the SEC, including the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC during 2012 and 2013 (which may be viewed on the SEC's website at http://www.sec.gov or on Revlon, Inc.'s website at http://www.revloninc.com), as well as reasons including difficulties, delays, unexpected costs or the inability of RCPC to consummate, in whole or in part, any future refinancing of its 9¾% Senior Secured Notes due 2015 or the offer to purchase for cash any and all of RCPC's 9¾% Senior Secured Notes due 2015, including due to market conditions or other factors. Factors other than those referred to above could also cause the Company's results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, the Company’s websites or other websites referenced herein shall not be incorporated by reference into this press release.

About Revlon

Revlon is a global color cosmetics, hair color, beauty tools, fragrances, skincare, anti-perspirant deodorants and beauty care products company whose vision is Glamour, Excitement and Innovation through high-quality products at affordable prices. Revlon® is one of the strongest consumer brand franchises in the world. Revlon’s global brand portfolio includes Revlon® color cosmetics, Almay® color cosmetics, SinfulColors® color cosmetics, Pure Ice™ color cosmetics, Revlon ColorSilk® hair color, Revlon® beauty tools, Charlie® fragrances, Mitchum® anti-perspirant deodorants, and Ultima II® and Gatineau® skincare. Websites featuring current product and promotional information can be reached at www.revlon.com, www.almay.com and www.mitchum.com. Corporate and investor relations information can be accessed at www.revloninc.com.

CONTACT:
Investor Relations & Media:
Elise Garofalo, 212-527-5264
Senior Vice President, Treasurer and Investor Relations